ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made and entered into as of the ___ day of February, 2006, by and among Axion Battery Products, Inc. ("Axion") and National City Bank of Pennsylvania ("Bank", and together with Axion, the "Parties") and William E. Kelleher, Jr. and James D. Newell (collectively, "Agents").

 Background

A. The Bank, as Seller, and Axion, as Buyer, are parties to that certain Asset Purchase Agreement ("APA") of even date herewith, pursuant to which Seller has agreed to transfer to Buyer free and clear title to the Assets (as such term is defined, and as other capitalized terms used in this Agreement that are not otherwise defined herein are defined, in the APA) for the total Purchase Price of $800,000.

B. Certain of the Assets, specifically three (3) molds (the "Molds") in the possession of Richardson Moulding, Inc. ("Richardson"), are the subject of a pre-judgment attachment or other encumbrance asserted by Richardson (the "Richardson Claim") in connection with the action brought by Richardson against New Castle Battery Manufacturing Company that is pending in the Chancery Court of Neshoba County, Mississippi at Cause No. 2005-343 (the "Action").

C. Notwithstanding the Richardson Claim, Seller will convey to Buyer title to the Molds, but the Parties have agreed to escrow a portion of the Purchase Price pending resolution of the Richardson Claim, subject to and in accordance with the terms of this Agreement.

 Provisions

The Parties, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1.  Appointment of Escrow Agent. The Parties appoint Agents to act, jointly, as escrow agent ("Escrow Agent") under this Agreement and Agents agree to serve as Escrow Agent under this Agreement.

2.  Escrowed Funds.“Escrowed Funds” shall mean and refer to the sum of $90,000 to be deposited by Axion with Escrow Agent, who shall maintain such funds in a joint (two signature) depository account ("Escrow Account") at a mutually acceptable bank (other than Bank) with offices in Pittsburgh until disbursed in accordance with this Agreement. To the extent required by any income tax, withholding or other applicable law, Axion will provide its Federal Employer Identification Number to Agents and the Escrowed Funds will be maintained or reported under such number; provided, however, that the ultimate liability or responsibility for any income or other taxes payable or reportable with respect to the Escrowed Funds or any interest earned thereon shall be determined by applicable law and not by this Agreement.

3.  Operation of Escrow. The Escrow Agent is specifically and irrevocably authorized and directed by the Parties to maintain the Escrowed Funds in the Escrow Account to be disbursed consistent with the terms of this Agreement.

4.  Disbursement of Funds. The Escrow Agent shall disburse the Escrow Funds (including any interest earned thereon, but less any maintenance, account fees or other charges imposed by the bank): (a) to Bank, upon receipt of a written certification from Bank, together with satisfactory written evidence from Richardson or the Court having jurisdiction over the Action that either (i) Richardson has voluntarily relinquished and irrevocably released the Richardson Claim as it relates to the Molds, or (ii) the Action has been resolved, in whole or in part, whether by stipulation, withdrawal, dismissal or judicial determination, in a manner that removes and releases, finally and without subject to any appeal, the Richardson Claim as it relates to the Molds, or (iii) Richardson has relinquished and irrevocably released any and all rights, claims and interests in the Molds that accrued prior to the date of this Agreement; (b) to Bank, upon written certification from Bank or Axion that actual possession of the Molds has been delivered to Axion at its facility in New Castle, Pennsylvania or to some other location designated by Axion; (c) to Bank, upon written certification from Axion that Richardson has agreed to produce products for Axion from the Molds on terms (including without limitation price, quantity, quality, shipping, and delivery time) deemed commercially reasonable and satisfactory to Axion and that at the expiration of such agreement with Richardson, the Molds will be returned to Axion; or (d) to Axion, if Escrow Agent has not received a written certification that one of the events in subsection (a) through (c) above has occurred prior to the expiration of the Escrow Period (as defined below). Disbursement of the Escrowed Funds in accordance with this Section 4 shall constitute full satisfaction of Axion's obligation to pay the balance of the Purchase Price under the APA.

5.  Duration of Escrow. Unless extended by a written agreement signed by all parties hereto, under no circumstances shall the Escrow Agent maintain the Escrowed Funds for more than 180 days from the date of execution of this Agreement ("Escrow Period").

6.  Escrow Agent's Duties. The duties of Escrow Agent under this Agreement are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Funds and for disbursement of the Escrowed Funds in accordance with the terms of this Agreement. The Escrow Agent undertakes to perform only the duties expressly contained in this Agreement, and no implied duties or obligations not identified in this Agreement.

7.  Liability of Escrow Agent. Escrow Agent shall have no liability or obligation with respect to the Escrowed Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrowed Funds in accordance with the terms of this Agreement. Escrow Agent may rely upon any writing or instrument, including any electronic communication, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and which conforms to the provisions of this Escrow Agreement.

8.  Resignation. Escrow Agent may resign at any time upon the giving of not less than thirty (30) days' written notice to the Parties. In such an event, the Escrow Agent shall deliver the Escrowed Funds and any and all documents relating thereto to the successor Escrow Agent mutually appointed by the Parties, who shall upon receipt of the Escrowed Funds become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent. The retiring Escrow Agent shall be discharged from any duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to the retiring Escrow Agent's benefit as to any actions taken or omitted to be taken by the retiring Escrow Agent while acting as Escrow Agent under this Escrow Agreement.

9.  Miscellaneous Provisions.

9.1 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the signatories to this Agreement and their respective heirs, successors, legal representatives, and permitted assigns.

9.2 Severability. If any provision of this Agreement or the application of a provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of the invalid or unenforceable provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected, and the remainder of this Agreement shall otherwise remain in full force and effect. Moreover, the invalid or unenforceable provision shall be reformed, if possible, so as to accomplish most closely the intent of the Parties consistent with applicable law.

9.3 Waiver. Except as otherwise expressly provided in this Agreement, no waiver of any rights or obligations under this Agreement shall be deemed to have occurred unless the purported waiver is contained in a writing signed by the party against whom the waiver is asserted. Further, the failure or delay of any party at any time to require performance by another party of any provision of this Agreement shall not affect the right of that party at a later date to require performance of the provision or to exercise any right, power, or remedy provided for under this Agreement. The waiver by any party of any breach of any provision of this Agreement shall not be construed as continuing or as a bar to or waiver of any right or remedy as to any subsequent event. No notice to or demand on any party, in any case, shall of itself entitle that party to any other or further notice or demand in similar or other circumstances.

9.4 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any person or entity not a signatory to this Agreement (other than the parties' respective heirs, successors, legal representatives, and permitted assigns), nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person or entity to any party to this Agreement.

9.5 Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

9.6 Entire Agreement. This Agreement shall constitute the entire agreement of the Parties with respect to the transactions contemplated in this Agreement. All prior understandings and agreements between the Parties with respect to such matters are merged into this Agreement, which alone fully and completely expresses their understanding.

9.7 Amendments. This Agreement may not be amended, modified, altered, or changed in any respect, except by a further agreement in writing duly executed by each of the signatories to this Agreement.

9.8 Counterparts. This Agreement may be executed in counterparts or in multiple originals, and separate signature pages may be attached to this Agreement containing the original signatures of one or more of the signatories to this Agreement. In any of the foregoing events, each counterpart or original shall be deemed an original of this Agreement but all such counterparts or originals together shall comprise one and the same agreement which shall be binding on all of the parties to this Agreement, notwithstanding that all of the parties are not signatories to the original or the same counterpart of this Agreement. For purposes of this Agreement, facsimile signatures are considered original signatures.

9.9 Assignability. This Agreement is personal to the Parties to this Agreement. This Agreement may not be assigned without the prior written consent of the Parties and Escrow Agent.

9.10 Notices. Any notice, demand, request, election, certification or other communication (any “Communication”) required or permitted to be given or made to or by any party to this Agreement or otherwise under this Agreement shall be in writing. Any Communication so required or permitted and any other Communication shall be deemed to have been delivered and received on the earlier of the day actually received (by whatever means sent) if received on a business day (or, if not received on a business day, on the first business day after the day of receipt) or, regardless of whether or not received after the dates hereinafter specified, (i) on the date of transmittal by telecopier if transmitted by telecopier prior to 5:00 p.m. on a day which is a business day; if transmitted by telecopier after 5:00 p.m. or on a day other than a business day, the Communication shall be deemed to have been delivered and received on the next business day, (ii) on the date of delivery or refusal of delivery, if by hand delivery, (iii) on the first business day after having been delivered to a nationally recognized overnight air courier service, such as Federal Express, (iv) on the second business day after having been deposited with the United States Postal Service, Express Mail, return receipt requested, in each case addressed to the respective party at the several addresses indicated below or to any other addresses that may hereafter be indicated by notice delivered in accordance with the terms of this Section to the other party:

If to Bank:      With a copy to:

National City Bank of Pennsylvania   Klett Rooney Lieber & Schorling

20 Stanwix Street       40th Floor, One Oxford Centre

Pittsburgh, PA 15222        Pittsburgh, PA 15219-6498

Attention: Edward Kitchen        Attention: James D. Newell

If to Axion:      With a copy to:

Thomas G. Granville, CEO    William E. Kelleher, Jr., Esq.

Axion Battery Products, Inc.      Cohen & Grigsby, P.C.

c/o William E. Kelleher, Jr., Esq.     11 Stanwix Street, Fifteenth Floor

Cohen & Grigsby, P.C.      Pittsburgh, PA 15222

11 Stanwix Street, 15th Floor

Pittsburgh, PA 15222

If to Escrow Agent:

William E. Kelleher, Jr. Esq.

Cohen & Grigsby, P.C.

11 Stanwix Street, 15th Floor

Pittsburgh, PA 15222

AND

James D. Newell
Klett Rooney Lieber & Schorling
40th Floor, One Oxford Centre
Pittsburgh, PA 15219-6498

The respective attorneys for the Parties are authorized to give any Communication pursuant to this Agreement on behalf of their respective clients. Any Communication so given by an attorney shall be deemed to have been given by that attorney's client. If the addressee refuses delivery of the notice or if the notice is returned to the addressor unopened by the addressee, effective notice shall still be deemed to have been given. For purposes of this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday, or legal holiday.

9.11. Advice of Counsel. Each of the Parties has reviewed this Agreement and all of its terms with legal counsel, or has had an opportunity to review this Agreement with legal counsel, and is not relying on any representations made to him by any other person concerning the effect of this Agreement. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

9.12 Jurisdiction and Venue. The Parties irrevocably agree and consent that any legal action or proceeding arising out of or in any way connected with this Agreement shall be instituted or brought exclusively in the State or Federal Courts of the Commonwealth of Pennsylvania, and irrevocably submit to the jurisdiction of those Courts in any such legal action or proceeding. In addition, the Parties irrevocably and unconditionally waive any objection which they may now or hereafter have to the laying of venue of any of these actions or proceedings in any such Court and. further irrevocably and unconditionally waive the right to plead or claim that any such action or proceeding brought in any such Court has been brought in an inconvenient forum.

9.13 Use of Singular. Unless the context clearly requires otherwise, the use of the singular shall include the plural, and vice versa. Without limiting the generality of the foregoing, the term "Escrow Agent" as used in this Agreement shall mean and refer to each Escrow Agent individually and to both Escrow Agents collectively.

IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of the Parties and shall be effective as of the date first set forth above.

NATIONAL CITY BANK OF PENNSYLVANIA

By:

Name:

Title:

AXION BATTERY PRODUCTS, INC.

By:

Name:

Title:

ESCROW AGENT

____________________________________
William E. Kelleher

____________________________________
James D. Newell

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